As filed with the Securities and Exchange Commission on August 28, 2019.

Registration No. 333-219097

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIDLAND STATES BANCORP, INC.

(Exact name of registrant as specified in its charter)

Illinois	37-1233196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(217) 342-7321

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Jeffrey G. Ludwig
Chief Executive Officer and President
Midland States Bancorp, Inc.
1201 Network Centre Drive
Effingham, Illinois 62401
(217) 342-7321

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Dennis R. Wendte, Esq.
Bill Fay, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public:  Not applicable. This post-effective amendment removes from registration those securities that remain unsold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.                                                  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.       ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                           ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.                  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.                   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (File No. 333-219097) originally filed by Midland States Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 30, 2017 (the “Registration Statement”).  The Registration Statement was declared effective by the SEC on July 13, 2017.

The Company has decided to terminate the offerings under the Registration Statement.  Accordingly, the Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement, and, in accordance with the undertakings made by the Company in the Registration Statement, to remove from registration any and all of the registered securities that remain unsold as of the date hereof.  As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Effingham, state of Illinois, on the 28th day of August, 2019.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeffrey G. Ludwig
Jeffrey G. Ludwig
Chief Executive Officer and President

Pursuant to Rule 478 of the Securities Act, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.

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